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                            ALL STAR GAS CORPORATION
                   (formerly known as Empire Gas Corporation)

                                Offer to Exchange
                                 All Outstanding
                      12 7/8% Senior Secured Notes due 2000
                               CUSIP No. 291714AC7
                           of All Star Gas Corporation
                   ($50,880,000 Principal Amount Outstanding)
                      For 11% Senior Secured Notes due 2003

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 THIS OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16,
 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES AND CONSENT TO SUPPLEMENT ONE ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
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To Our Clients:                                      February 2, 2001

     Enclosed for your consideration is Supplement One (the "Supplement One") to the Offer to Exchange dated November 2, 2000 (the "Offer to Exchange") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Supplement One and the Offer to Exchange, the "Offer"), relating to the offer by All Star Gas Corporation (formerly Empire Gas Corporation), a Missouri corporation ("All Star" or the "Company"), to exchange an aggregate principal amount of $53,063,600 of its 11% Senior Secured Notes due 2003 (the "New Notes" or "Offer Consideration") for all of its issued and outstanding $50,880,000 principal amount of its 12 7/8% Senior Secured Notes due 2000 (the "Old Notes" or "Notes").

     This material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A consent to the terms in Supplement One for tendered Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, All Star urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominees to contact such registered Holder promptly if they wish to consent to the terms of Supplement One.

     Accordingly, we request instructions as to whether you wish us to consent to the terms of Supplement One with respect to any or all of the tendered Notes carried by us for your account. We urge you to read carefully the Supplement One to the Offer to Exchange, the Consent and Letter of Transmittal, and the other materials provided herewith before instructing us to consent to the terms of Supplement One.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to consent to the terms in Supplement One on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., Eastern Standard time, on February 16, 2001, unless extended. Tenders of Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

     All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     Your attention is directed to the following:

     1. The Offer is for all Notes that are outstanding.

     2. If you desire to consent to the terms in Supplement One for your tendered Notes pursuant to the Offer and receive the Offer Consideration, we must receive your instructions in ample time to permit us to effect a consent on your behalf on or prior to 5:00 p.m., Eastern Standard time, on the Expiration Date.

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     3. All Star's obligation to accept for exchange pursuant to the Offer is subject to certain conditions set forth in the Offer to Exchange under the caption "THE EXCHANGE OFFER -- Conditions to the Exchange Offer," including (a) there having been validly tendered (and not withdrawn) prior to the Expiration Date 100% aggregate principal amount of the Notes outstanding and not owned by All Star and its affiliates (the "Minimum Tender Condition"), and (b) satisfaction of the other conditions in the Offer to Exchange.

     4. Any transfer taxes incident to the transfer of Notes from the tendering Holder to All Star will be paid by All Star, except as provided in the Offer to Exchange and the instructions to the Consent and Letter of Transmittal.

     If you wish to have us to consent to the terms of Supplement One for tendered Notes carried by us for your account or benefit pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to consent to the terms of Supplement One for your tendered Notes carried by us and registered in our name for your account.

     IMPORTANT: The Consent and Letter of Transmittal (or a facsimile thereof), together with Notes and all other required documents, must be received by the Exchange Agent at or prior to 5:00 p.m., Eastern Standard time, on the Expiration Date with respect to Holders wishing to receive the Offer Consideration.

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of All Star with respect to its Notes.

     This will instruct you to consent to the terms of Supplement One as to the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Offer to Exchange and the Consent and Letter of Transmittal.




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                                 12 7/8% Senior Secured Notes due 2000
                    as to which consent is to be given unless otherwise indicated:
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                                                  |
                                                  |             12 7/8% Senior Secured Notes due 2000
              Principal                           |               as to which consent is to be given:
                Amount                            |                        ("Yes" or "No")*
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                                                  |
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                                              PLEASE SIGN HERE

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                                                Signature(s)

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                                           Name(s) (Please Print)

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                                                  Address

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                                                  Zip Code

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                                        Area Code and Telephone No.

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                                 Tax Identification or Social Security No.

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                                         My Account Number With You

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                                                    Date

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     * Unless otherwise indicated, "yes" will be assumed.